Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-261594 on Form N-1A of our report dated March 12, 2024, relating to the financial statements and financial highlights of Fidelity Hedged Equity Fund, our reports dated March 15, 2024, relating to the consolidated financial statements and consolidated financial highlights of  Fidelity Macro Opportunities Fund and Fidelity Risk Parity Fund, and our report dated March 18, 2024 relating to the financial statements and financial highlights of Fidelity SAI Convertible Arbitrage Fund, each a fund of  Fidelity Greenwood Street Trust, appearing in the Annual Report on Form N-CSR of Fidelity Greenwood Street Trust for the year ended January 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 20, 2024